                                                                  Exhibit 2.9
                                                                  EXECUTION COPY

                                 AMENDMENT NO. 1

                          Dated as of October 31, 2002

                                       to

                            STOCK PURCHASE AGREEMENT

                                  by and among

                 OAK INVESTMENT PARTNERS X, LIMITED PARTNERSHIP,

                          OAK X AFFILIATES FUND, L.P.,

                OAK INVESTMENT PARTNERS IX, LIMITED PARTNERSHIP,

                          OAK IX AFFILIATES FUND, L.P.,

                         OAK IX AFFILIATES FUND-A, L.P.,

                          SEAGATE TECHNOLOGY HOLDINGS,

                        SEAGATE TECHNOLOGY SAN HOLDINGS,

                                       and

                               XIOTECH CORPORATION

                          Dated as of October 28, 2002

                   AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

     THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this "Amendment") is made and entered into as of October 31, 2002 by and among Oak Investment Partners X, Limited Partnership, a Delaware limited partnership ("Oak X"), Oak X Affiliates Fund, L.P., a Delaware limited partnership ("Oak X Affiliates"), Oak Investment Partners IX, Limited Partnership, a Delaware limited partnership ("Oak IX"), Oak IX Affiliates Fund, L.P., a Delaware limited partnership ("Oak IX Affiliates"), Oak IX Affiliates Fund-A, L.P., a Delaware limited partnership ("Oak IX Affiliates-A") (each of Oak X, Oak X Affiliates, Oak IX, Oak IX Affiliates and Oak IX Affiliates-A a "Buyer" and collectively the "Buyers"), Seagate Technology Holdings, a Cayman Islands limited liability company ("Seagate"), Seagate Technology SAN Holdings, a Cayman Islands limited liability company ("Seller"), New SAC, a Cayman Islands limited liability company ("New SAC"), and XIOtech Corporation, a Minnesota corporation (the "Company"), and amends that certain Stock Purchase Agreement, dated as of October 28, 2002, by and among the Buyers, Seagate, Seller and the Company (the "Agreement"). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

                              WITNESSETH:

     WHEREAS, Seller desires to transfer the Shares to New SAC, and New SAC desires to acquire the Shares from Seller;

     WHEREAS, Section 5.21 of the Agreement provides that Seller shall be permitted to transfer the Shares to New SAC or any Affiliate of Seller, upon which the parties shall amend the Agreement to add New SAC or such Affiliate and delete Seller as parties thereto such that, thereafter, the term "Seller" shall refer in all instances to New SAC or such Affiliate rather than Seller;

     WHEREAS, Section 5.21 of the Agreement further provides that additional appropriate amendments to the Agreement and the Schedules and Exhibits attached thereto shall be made to reflect the addition of New SAC or such Affiliate and deletion of Seller as parties thereto, including, without limitation, appropriate amendments to the Schedule of Exceptions and the Seller Legal Opinion;

     WHEREAS, the Board of Directors of Seller has authorized Seller to transfer the Shares to New SAC and to execute, deliver and perform this Amendment; and

     WHEREAS, the Board of Directors of New SAC has authorized New SAC to acquire the Shares from Seller and to execute, deliver and perform this Amendment and the Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants, representations and warranties contained herein, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                             AMENDMENT OF AGREEMENT

     1.1 Amendment of Agreement.

     Effective as of the date of this Amendment, the parties to this Amendment hereby amend the Agreement and the Schedules and Exhibits thereto as follows:

         (a) Addition and Deletion of Parties. Seller is hereby deleted as a party to the Agreement, and New SAC is hereby added as a party to the Agreement, such that, henceforth, all references in the Agreement to "Seller" shall refer to New SAC. The parties acknowledge and agree that (i) New SAC hereby assumes all rights and obligations of Seller under the Agreement and (ii) Seller shall have no further rights or obligations under the Agreement.

         (b) Schedule of Exceptions. The Schedule of Exceptions is hereby amended such that, henceforth, all references in the Schedule of Exceptions to "Seller" shall refer to New SAC.

         (c) Seller Legal Opinion. Exhibit 6.1(h) to the Agreement is hereby amended and restated to read as set forth on Exhibit B hereto.

         (d) Stockholders Agreement. Exhibit 6.1(l) to the Agreement is hereby amended to delete Seller and to add New SAC as parties thereto.

         (e) Indemnification Side Letter. Exhibit 6.1(s) to the Agreement is hereby amended to delete Seller and to add New SAC as parties thereto.

     1.2 Notice of Developments.


     The parties hereto acknowledge and agree that this Amendment shall satisfy fully Seller's and Seagate's obligations pursuant to Section 5.10 of the Agreement with respect to the matters set forth herein. The Buyers hereby consent pursuant to Section 5.1 to all actions required to be taken by Seller, Seagate and New SAC to effect the intent of this Amendment.

                                   ARTICLE II
                                  MISCELLANEOUS

     2.1 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware in all respects without giving effect to the principles of conflicts of law thereof.

     2.2 Additional Acts and Documents. Each party hereto agrees to do such things, take all such actions, and make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purpose of this Amendment, in each case, at the sole expense of the party or parties so requested.

     2.3 Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. This Amendment may be executed by facsimile signature.

     2.4 Headings. The headings of the Articles, Sections and paragraphs of this Amendment are inserted for convenience only and shall not be deemed to constitute part of this Amendment or to affect the construction hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto executed this Amendment No. 1 to Stock Purchase Agreement as of the day and year first above written.

                                     BUYERS

                        OAK INVESTMENT PARTNERS X, LIMITED PARTNERSHIP

                        By: /s/ Edward F. Glassmeyer
                           -------------------------------------------------
                           Edward F. Glassmeyer
                           Managing Member of Oak Associates X, LLC
                           The General Partner of Oak Investment Partners X, Limited Partnership

                        OAK X AFFILIATES FUND, LIMITED PARTNERSHIP

                        By: /s/ Edward F. Glassmeyer
                           -------------------------------------------------
                           Edward F. Glassmeyer
                           Managing Member of Oak Associates X, LLC
                           The General Partner of Oak X Affiliates Fund, Limited Partnership

                        OAK INVESTMENT PARTNERS IX, LIMITED PARTNERSHIP

                        By: /s/ Edward F. Glassmeyer
                           -------------------------------------------------
                           Edward F. Glassmeyer
                           Managing Member of Oak Associates IX, LLC
                           The General Partner of Oak Investment Partners IX Limited Partnership

                        OAK IX AFFILIATES FUND, LIMITED PARTNERSHIP

                        By: /s/ Edward F. Glassmeyer
                           -------------------------------------------------
                           Edward F. Glassmeyer
                           Managing Member of Oak Associates IX, LLC
                           The General Partner of Oak IX Affiliates Fund, Limited Partnership

                        OAK IX AFFILIATES FUND-A, LIMITED PARTNERSHIP

                        By: /s/ Edward F. Glassmeyer
                           -------------------------------------------------
                           Edward F. Glassmeyer
                           Managing Member of Oak Associates IX, LLC
                           The General Partner of Oak IX Affiliates Fund-A, Limited Partnership

                        COMPANY
                        XIOTECH CORPORATION

                        By: /s/ Donald L. Waite
                           -----------------------------------------------
                           Name: Donald L. Waite
                           Title: Executive Vice President

                        SELLER
                        SEAGATE TECHNOLOGY SAN HOLDINGS

                        By: /s/ Donald L. Waite
                           -------------------------------------------------
                           Name: Donald L. Waite
                           Title: Executive Vice President

                        SEAGATE
                        SEAGATE TECHNOLOGY HOLDINGS

                        By: /s/ Donald L. Waite
                           -------------------------------------------------
                           Name: Donald L. Waite
                           Title: Executive Vice President and CAO


                        NEW SAC
                        NEW SAC

                        By: /s/ Stephen J. Luczo
                           -------------------------------------------------
                           Name: Stephen J. Luczo
                           Title: Chief Executive Officer



                                       -1-